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                                 EXHIBIT 23.1


                        Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of The Charles Schwab Corporation on Form S-3 of our reports dated February 23, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
San Francisco, CA
May 28, 1998